BUSINESS LEASE

THIS LEASE, made and entered into at Miami-Dade County, State of Florida, this ____ day of **November 2015**, by and between **AQUA USA PROPERTY MANAGEMENT LLC, a Florida limited liability company "Landlord", and MILLENIUM NATURAL HEALTH PRODUCTS, INC., a Florida Corporation** "Lessee".

LEASE STATEMENT

This lease agreement may be modified, in writing only, upon agreement between Lessor and Lessee and shall become effective upon being accepted and signed by both parties. Any provision of this Lease which appears to be intended to survive the expiration date shall become effective upon date of signing.

I. TERMS AND PAYMENT

That the Lessor, for and in consideration of the rents herein reserved to be paid by the Lessee and the covenants to be kept and performed by the Lessee, does hereby lease, let and demise unto the Lessee **10575-10605 NW 37th Terrace, Miami, FL 33178, with approximately 16,597 sq. ft.**, "Demised Premises."

1. ACCEPTANCE OF DEMISE BY LESSEE

1A. The Lessee, in consideration of the demise of said property by the Lessor and for the further consideration herein set forth of this express contract, does hereby rent, lease and hire the said property from the Lessor, upon the following terms and conditions. **TIME IS OF THE ESSENCE FOR ALL PROVISIONS OF THIS CONTRACT.**

2. DURATION OF TERM (SEE PAGE 2, PARAGRAPHS 3A & 3B)

2A. The Primary Term and duration of the Lease shall be for a period of **seven (7)** years, commencing at 12:01 A.M. on the **1st** day of **December, 2015** and terminating at 11:59 P.M. on the **30th** day of **November, 2022,** unless otherwise herein modified by Lessor and Lessee. Lessee shall pay the prorated rent from the time of closing, November 20, 2015 to the start of the Lease, December 1, 2015; a total approximate amount of **$ 4,840.79 plus sales tax, for ten (10) days of rent.**

2B. It is Lessor's sole discretion to grant Lessee the option of renewing beyond the initial term. Provided that Lessee has not defaulted under any of the terms, covenants and conditions of this Lease, Lessor may extend to Lessee the option of renewing this Lease for **one** additional term of **five (5)** years (hereinafter referred to as the Secondary Term), the Secondary Term commencing upon the expiration date of the Primary Term as set forth above, and terminating at 11:59 P.M. on the **30th** day of **November, 2027**. Lessee shall notify the Lessor about his interest to renew the lease for the Secondary Term by furnishing written notice to the Lessor not less than **One Hundred and Eighty (180) Days** prior to the expiration of the Primary Term.

Lessee may not become a tenant at will without the express written permission of the Lessor. In the event Lessee continues to occupy the premises after the last day of the term hereby created, or after the last day of an extension of this Lease, if any, and Lessor elects to accept rent thereafter, only a month-to-month tenancy shall be created and not for any longer period.

3. AMOUNT OF RENT AND MANNER OF PAYMENT

3A. The Lessee shall pay unto the Lessor as the base rent $10.50 per gross sq. ft. plus sales tax, payable as follows:

Year 1	$ 174,268.50 per year	$ 14,522.38 per month plus sales tax
Year 2	$ 179,496.56 per year	$ 14,958.05 per month plus sales tax
Year 3	$ 184,881.45 per year	$ 15,406.79 per month plus sales tax
Year 4	$ 190,427.90 per year	$ 15,868.99 per month plus sales tax
Year 5	$ 196,140.73 per year	$ 16,345.06 per month plus sales tax
Year 6	$ 202,024.95 per year	$ 16,835.41 per month plus sales tax
Year 7	$ 208,085.70 per year	$ 17,340.48 per month plus sales tax

PLUS THE APPLICABLE SALES TAX IMPOSED BY THE STATE OF FLORIDA.

The base rent shall be adjusted annually on the anniversary of the first paid month of the Lease, being increased **Three Percent (3%)** per annum, including the option term.

Simultaneous with the execution of this Lease, Lessee shall pay to Lessor the sum of **Fourteen Thousand Five Hundred Twenty-Two and Fifty/100** Dollars ($ 14,522.50) as rent due for the time period commencing **December 1, 2015**, through **December 31, 2015**, plus the applicable sales tax **($ 1,016.57)** imposed by the State of Florida (totaling **$ 15,539.07**).

3B. PERFORMANCE DEPOSIT: Simultaneously with the execution of this Lease, the Lessee has deposited with the Lessor the sum equal to two months of base rent **Twenty-Nine Thousand Forty-Four and Seventy-Four/100** Dollars **($ 29,044.74)**, receipt of which said sum is hereby acknowledged by the Lessor, as a deposit to guarantee the full and faithful performance of all of the terms, conditions, and obligations to be performed by the Lessee under the terms of the Lease. The deposit is in no way intended to be a guarantee for any portion of the rent but as to the Lessee's intent to perform his full obligations under the terms and conditions of the Lease. Lessee shall waive all rights to the deposit in the event that the full performance of the terms and conditions of the lease as herein called for are not fully met during the primary and/or additional terms of the lease for its full duration. Lessor shall not be required to pay Lessee interest on said deposit, and the Lessor shall not be required to maintain said deposit in a separate and/or special deposit account for the benefit of the Lessee.

3C. The utilities and services including, electricity, water, gas, telephone and sewer service, furnished to the Demised Premises shall be provided and paid for by the Lessee. Lessee shall not discontinue utility service to the Demised Premises at any time during the term of this Lease.

3D. ALL RENTAL CHECKS SHALL BE MADE PAYABLE TO AQUA USA PROPERTY MANAGEMENT LLC., AND MAILED OR DELIVERED TO: 300 - 71 STREET, SUITE 528, MIAMI BEACH, FLORIDA 33141.

3E. ALL MONTHLY PAYMENTS ARE DUE AND PAYABLE ON THE FIRST DAY OF EACH MONTH. A TEN PERCENT (10%) LATE CHARGE WILL BE ADDED TO ANY PAYMENT RECEIVED AFTER THE FIFTH DAY OF THE MONTH. ALL LATE CHARGES ARE TO BE CONSIDERED ADDITIONAL RENT UNDER THIS LEASE PAYABLE ALONG WITH APPLICABLE FLORIDA STATE SALES TAX.

3F. All checks returned to Lessor by Lessor's bank for insufficient funds must be reissued to Lessor as a certified check within 24 hours by Lessee. The returned check will be charged a 10% late fee as called for in Section I, Paragraph 3G of the lease. Lessee shall also be responsible for reimbursing Lessor for bank charges due on any dishonored check. Furthermore, any checks returned for insufficient funds shall be considered a violation of the lease. Govern yourselves accordingly.

3G. Any additional charges presented to Lessee by Lessor other than rent due to Lessor from Lessee under the terms and conditions contained in this lease shall be paid within 30 days

Lessee [initials] Lessor CG

from date of presentation of statement to Lessee and shall thereafter accrue interest at an 8% annual rate, compounded monthly.

II **COVENANTS OF THE LESSEE:** The Lessee hereby covenants and agrees with the Lessor as follows:

1. THAT IT WILL PAY THE RENT AS HEREIN SPECIFIED WITHOUT NOTICE.

2. ASSIGNMENT OF LEASE

That Lessee may not assign this Lease or let or sublet the whole or any part of said premises without the express written consent of the Lessor, provided:

2A. Lessor not unreasonably withhold its consent. (See Section V, Paragraph 6 as to Hazardous Materials.)

2B. The assignee shall execute an Assumption of the Lease Agreement in recordable form acceptable to Lessor.

2C. The Lessee remains personally liable on the Lease in all renewals, assignments and/or subleases, and shall be responsible for the sub-lessee in fulfilling all terms and conditions of this lease and shall assume all responsibility in preparing any and all sub-lease documents including attorney fees and costs which may occur under any sub-lease agreement.

2D. If the Lessee is a corporation, the act or acts of conveying, selling, or transferring a 50.01% or more interest in their corporation or its assets to anyone shall constitute an assignment and/or sublease which requires the prior written consent of the Lessor. If a change of corporate officers occurs due to the transfer of corporation stocks, the new corporation officers shall be held responsible for signing a new personal guarantee covering the remaining performance of the lease term and/or revisions or extensions which would intend to modify the lease. Failure to comply with the above provisions will be considered a breach of the lease and the Lessor may, at his option, choose to accelerate the remaining and unpaid portion of the entire rent due under the lease in accordance with those provisions contained within the lease.

3. MAINTENANCE AND RESTORATION OF PREMISES

3A. That Lessee will maintain the interior portion of its demised premises and the improvements placed therein in a good state of repair, and Lessee will be responsible for all maintenance to the interior of Lessee's premises, **including all maintenance on electrical, heating, plumbing, air conditioning and other systems installed within the demised premises. "Demised premises" as herein described shall include all areas of Lessee's occupied space from the concrete floor to the bottom of the unfinished roof deck, exclusive of structural designed supports. The roof is to be maintained by the Lessor.** It is intended that the Lessor will maintain the structure, foundation and exterior of the building, the roof, parking and landscaped areas only; and that the Lessee shall maintain and be responsible for its portion of the exterior parking and driveway area in a daily broom swept condition.

If Lessee installs and maintains television antennas, air conditioning, lighting and/or other equipment, objects or materials, etc., on the roof or the premises, **without Lessor's permission**, that the Lessee shall than be responsible for the entire area above the leased premises and to the leased exterior premises to the extent the Lessee is then responsible. That Lessee will keep said premises free and clear of any and all liens whatsoever under Florida statues as a result of any construction, repairs, alterations, or improvements, which Lessee may make or have performed under this Lease, or civil liens which may occur during Lessee's occupancy. **(THE ABOVE DESCRIBED INSTALLATIONS AND INTERIOR IMPROVEMENTS ARE STRICTLY SUBJECT TO PRIOR WRITTEN APPROVAL OF LESSOR. LESSEE SHALL NOT HAVE ACCESS TO THE ROOF FOR ANY REASON WHATSOEVER.)**

Lessee [initials] Lessor GG

3B. For any permitted work to be performed on the leased premises, lessee shall hold back a substantial amount of the contract agreement until the performing contractor or subcontractor presents a completed permit to Lessor in order to receive final payment. **THIS IS AN ABSOLUTE REQUIREMENT** insofar as an expired permit results in a lien being placed on the entire building by Miami-Dade County, which Lessor will not tolerate.

3C. That Lessee accepts the demised premises in its present ("AS-IS CONDITION"). "AS-IS CONDITION" as herein represented shall mean as leased by the Lessor to the Lessee without any modifications to the premises unless as described in Section III, Paragraph 7 that the (LESSOR AGREES TO MAKE THE FOLLOWING IMPROVEMENTS FOR LESSEE) and therefore the Lessee accepts the herein described premises in their **AS-IS CONDITION** without any further build out or modifications. The premises as leased by Lessee are built in accordance with all local building codes applicable at the time of construction, and any changes by Lessee to the agreed usage of or modification to any portion of the premises without Lessor's permission shall be a violation of the lease. Upon the expiration of the primary term of this Lease or any extension or renewal thereof, Lessee will quit and surrender the demised premises in a good and rentable state of repair. **The Lessee shall be responsible for any and all damages created by reason or by virtue of the conduct of its business and/or alterations that Lessee may have performed to the premises; and at the direction of the Lessor, Lessee shall return the demised premises to its original state and condition as leased by Lessee prior to any modifications. In those areas not affected by alternations and or modifications to the premises as used for the Lessee's business, Lessee shall return the premises to their original state and condition, reasonable wear and tear excepted, and be responsible for any abuse to the premises attributable to the Lessee's occupancy. The conditions herein provided shall further include all other references in the lease pertaining to the Lessee's responsibility as to maintaining the premises and returning the premises to its original condition and to the satisfaction of the Lessor.**

3D. At the termination of the lease, the premises shall be restored to their original condition, and any damages or abuse incurred due to occupancy by Lessee of the leased premises, other than normal wear and tear, shall be deducted from Lessee's deposit as damages, and any remaining portion of the deposit shall be returned to the Lessee within thirty (30) days after Lessee has completely vacated the premises, providing that the terms and conditions of the lease as herein called for have been fully met for the full term of the lease.

"Restore to original condition" shall herein refer to the original condition of the premises prior to making any tenant custom improvements.

It is further understood that upon the expiration of Lessee's lease term, if there remains on the premises personal property belonging to Lessee which has not been removed from the leased premises, Lessor has full authority from Lessee to remove or discard Lessee's remaining personal property at Lessee's expense with or without prior notice by Lessor to Lessee. Lessee shall hold Lessor harmless from this action. All expenses incurred by Lessor due to this action will be deducted from the rental deposit of Lessee. However, should damages exceed the deposit amount, Lessee shall then be liable for any and all damages in excess of the deposit held by the Lessor, and Lessee shall promptly convey the additional amount due to the Lessor for damages to the Lessor's property within 15 days. Should Lessee at Lessee's option elect to repair the premises' damage and return it to the Lessor in its original condition at Lessee's full expense, then Lessee shall do so, and with the understanding that time is of the essence and Lessee shall therefore be held responsible for any and all rent during any repair period after a 10-day grace period. If the time frame for repairs exceeds the expiration period of the primary or additional terms of the lease. If there occur at any time Mechanic's Liens and/or any Miami-Dade County notices as to incomplete inspections or anything that would lend itself to encumber the **Lessor** by Lessee's actions, it shall be the sole responsibility of the Lessee, his agents and or assigns to satisfy any and all liens within 30 days as part of the termination of this lease at Lessee's sole expense and as called for under Florida statutes

Lessee [initials] Lessor AG

NOTICE:

1.1.1..1 **3E. LESSEE SHALL NOT MAKE ANY MODIFICATIONS TO ANY EXTERIOR OR INTERIOR DOORS WITHIN THE DEMISED PREMISES WITHOUT THE EXPRESS WRITTEN PERMISSION OF THE LESSOR.** Lessee shall be responsible for door replacement or repair at the time of lease expiration if any doors have been modified without Lessor's permission. If Lessee requests an electrical-type remote opener to be installed, it must be accompanied by a paddle-type door opener, remote operator or motion detector if required by the Fire Code. In connection with any Alteration/and or Modifications of the Premises by Lessee, Lessee shall comply with all applicable federal, state, county and local laws and ordinances (including, without limitation, the ADA), and all rules and regulations of any governmental authority having jurisdiction over the Premises.

3F. If Lessee shall hereafter install, at its expense, any shelving, lighting and other fixtures, portable partitions or any trade fixtures, or if Lessee shall hereafter install or apply any advertising signs or other standard identifications of Lessee, any personal article so installed or any identification so applied shall remain the property of Lessee, which Lessee shall timely remove at the termination of this Lease; **provided that in such removal, Lessee shall replace or repair any damage sustained and return the demised premises to its original rentable condition, and Lessee shall also be responsible for any damage created by reason of or due to the conduct of its business. At the Lessor's direction, Lessee shall return any and all modifications that Lessee had made to the demised premises by the Lessor or Lessee's contractors as required or directed by Lessor and by virtue of the conduct of Lessee's business and back to their original state as provided to Lessee by Lessor prior to the beginning term of the Lease.** The Lessee shall not remove any fixtures, equipment or additions which are normally considered to be affixed to the realty such as, but not limited to, electrical conduit and wiring, panel or circuit boxes, lighting fixtures, terminal boxes, partition walls, paneling, air conditioning equipment, plumbing fixtures, protective shutters, etc., etc., **unless this becomes a part of restoring the premises back to original state as herein called for. Only Lessor shall determine the extent of the work necessary to restore the premises to its original condition prior to Lessee taking possession of the premises and making the premises rerentable for a future tenant.**

III.COVENANTS OF THE LESSOR: The Lessor hereby covenants and agrees with the Lessee as follows:

1. That Lessor at the time of the execution of these presents has good and marketable title and full right to lease same for the term aforesaid.

2. In the event the Lessor is unable to give possession of the demised premises on the date stipulated in Section I, Paragraph 2A hereof, at the commencement of the term hereof, due to the holding over of any prior Lessee or Lessees or for any other reason, an abatement or diminution of the rent to be paid hereunder shall be allowed Lessee under such circumstances, but nothing herein shall operate to extend the term of this Lease beyond the expiration date; and said abatement in rent shall be the full extent of Lessor's liability to Lessee for any loss or damage to Lessee on account of said delay in obtaining possession of the premises. Lessee, on paying the rental and performing the covenants herein agreed to by it to be performed, shall remain peaceably and quietly in possession, and have, hold and enjoy the demised premises for the herein agreed upon term. The Lessor, however, shall not be responsible to the Lessee if any prior Lessee shall refuse to vacate the premises upon expiration of such Lessee's leasehold estate.

3. Lessor shall keep any and all mortgage payments current and in good standing and shall pay real property taxes upon the demised premises.

4. **LESSEE'S SUBORDINATION TO MORTGAGE:** It is specifically understood and agreed by and between the Lessor and the Lessee that the Lessor may, from time to time, first mortgage on the demised premises from a bank, savings and loan association, insurance company or other recognized lending institution; and that this Lease is and shall be subordinate to the lien of said first mortgage; and the Lessee agrees that it will execute such subordination or other documents

Lessee [initials] Lessor CG

or agreements as may be requested or required by such lending institutions. However, the mortgage and/or subordinate agreement, as the lending institution may direct, shall contain a provisions which states, in effect, that the Lessee shall not be disturbed in its possession and occupancy of the demised premises during the term of this Lease, notwithstanding any such mortgage, provided that the Lessee shall comply with and perform its obligation hereunder.

5. The Lessee further covenants that Lessee will keep the exterior of the building in which are situated the demised premises in good repair and the portion of building intended to be designated as the exterior shall exclude those portions hereinbefore covenanted and agreed by the Lessor to be kept in repair, but the Lessee shall give to the Lessor ten (10) days' written notice of needed repairs, and the Lessor shall have a reasonable time thereafter to make them.

6. Lessor shall have inspected the mechanical, plumbing, electrical, light fixtures, air conditioning, the storm shutters, water heater if applicable, etc., etc., of the herein described leased space so as to ensure that incoming Lessee receives these items in good working condition. Lessee shall inspect the premises and hereby acknowledges the enclosed systems and equipment as being in good working order prior to Lessee accepting lease and Lessee taking full responsibility for future maintenance and operation.

IV. BREACH OF LEASE

1. That upon the breach of any of the covenants, conditions and stipulations herein contained and to be kept and performed by the Lessee or his assigns under the herein Lease and Rules and Regulations and at the Lessor's option, said Lease shall forthwith be terminated and/or the Lessor may exercise any of the options provided by the law for the Lessor's benefit in case of default on the part of the Lessee or his assigns. Lessee or its assigns further agree to pay without reservation any and all costs and fees incurred by Lessor by reason of Lessee's breach of any of the covenants, conditions and terms herein set forth, including attorney's fees, at trial and appellate levels. The Lessor and the Lessee or its assigns each hereby knowingly, voluntarily and intentionally waive any right that it or they may have to a trial by jury with respect to any litigation or controversy based upon this lease, or arising out of, under or in connection with this lease or any transaction, matter, course of conduct, statements or actions of any party to this lease. Each of the parties acknowledges that this waiver is a material inducement for the parties entering into this lease.

2. **That if the Lessee shall not pay the rents herein reserved at the time and in the manner stated or shall fail to keep and perform any other condition, stipulation or agreement herein contained on the part of the Lessee to be kept and performed, then Lessee agrees that Lessor may then accelerate the remaining and unpaid rent due under the terms and conditions of the Lease as Lessor's first option.** In the event that any petition or suit shall be filed by or against the Lessee under the bankruptcy laws (State or Federal) or make an assignment for the benefit of creditors or should there be appointed a Receiver to take charge of the premises either in the State Court or in the Federal Court, then, in any of such events, Lessor shall notify Lessee and if such matter is not cured by Lessee after three (3) days for monetary defaults and within seven (7) days for non-monetary defaults, the Lessor may, at the Lessor's option, terminate and end this Lease and re-enter upon the property; whereupon, the term granted and, at Lessor's option, all right, title and interest under the lease shall end, and the Lessee shall become a tenant at sufferance; and/or said Lessor, agreeing to use reasonable effort to mitigate damages, may elect to declare the entire rent for the balance of the term due and payable forthwith as the same become due, or until the premises are re-rented, whichever comes first, as Lessor's second option. Lessor may proceed to collect said rent through an attorney, and the Lessee unconditionally agrees to pay all attorney's fees together with all costs and charges incurred at trial and appellate levels together with all costs incurred by Lessor for improvements to the demised premises, by distress or otherwise, and thereupon said term shall terminate, or else the said Lessor may take possession of the premises and rent the same for the account of the Lessee, the exercise of any of which options herein contained shall not be deemed the exclusive Lessor's remedy. The expression "entire rent for the balance of the term" as used herein shall mean all of the rent prescribed to be paid by the Lessee for the full term of the Lease less any payments that shall have been made on account of and pursuant to the terms of said Lease. Lessor, upon re-renting of the demised space occupied by Lessee and repayment

of any damages that may have occurred by Lessee, shall discharge Lessee of its responsibility after the first term of the lease or any renewal term thereafter. However, Lessee acknowledges the Florida Statue regarding Lessor's lien rights and pledges unto the Lessor all of the furniture, fixtures, goods, inventory and chattels of the said Lessee, which may be brought or put on said premises, as security for the unconditional payment of the rent and agrees that in the event the Lessor's lien for the payment of said rent may be enforced by distress, foreclosure or otherwise, at the option of the said Lessor, then Lessee agrees that such lien is granted to the Lessor on all herein described goods and is hereby vested to Lessor as payment or partial payment for any portion of the unpaid rent.

3. NON-WAIVER OF LIEN

Lessor under no circumstances shall entertain the signing or waiving of its collateral interest in Lessee's inventory and Lessee agrees that no Landlord's Waiver shall be a part of this lease or any separate document that may be presented to Lessor, its assigns, successors, transferees, administrators, or executors, and that Lessee shall notify in writing to Lessor any such proposed or agreed to encumbrance on Lessee's inventory. If in the event Lessee does request a waiver of lien from Lessor due to the conduct of Lessee's business, and if Lessor accepts such lien proposal, Lessee agrees to pay all attorney's fees and costs in order to modify a consent agreement to the satisfaction of the Lessor. **THIS ACCEPTANCE OF FORM IN NO WAY BINDS THE LESSOR OR HIS ASSIGNS TO ACCEPT THIS WAIVER. THERE MUST BE A MUTUAL AGREEMENT IN WRITING BETWEEN THE LESSOR, LESSOR'S ATTORNEY AND THE LENDING INSTITUTION IN ORDER FOR ANY WAIVER TO BE ACCEPTED BY THE LESSOR, AND LESSEE SHALL REMAIN RESPONSIBLE FOR ALL COSTS AND ATTORNEY'S FEES IN THE EVENT THAT A MUTUAL AGREEMENT CANNOT BE REACHED BETWEEN LESSOR AND LESSEE.**

V. CONDUCT OF LESSEE'S BUSINESS

1. **It shall be mutually understood between Lessor and Lessee that prior to Lessee's occupancy of the premises, all checks covering the herein described deposit, rent, and taxes must first clear the bank and Lessee further must have in place replacement insurance coverage, a letter of acknowledgment as provided by Lessor signed by Lessee's insurance agent, electric power and city water registered in the name of the Lessee's business, and if the Lessee is a corporation a copy of their incorporation papers from the state of incorporation. Without all of the above, Lessee may not take possession of the premises and the starting date of the lease shall remain as herein stated. TIME IS OF THE ESSENCE.**

2. That Lessee shall pay and keep current all occupational licenses and other licenses necessary in the operation of the business to be conducted in the demised premises, and shall pay all sales and use taxes due as a result of the business conducted in the demised premises, and all personal property taxes assessed against the property of the Lessee situated in the demised premises.

3. That Lessee will not occupy or use said premises, or to permit the same to be occupied or used, for any business which is unlawful. That Lessee will comply with all lawful requirements pertaining to building, zoning, and code enforcement of the Board of Health, Police Department, Fire Department, Municipal, County, State, and Federal authorities, and any other municipal or governmental agency with respect to the manner in which the Lessee uses the demised premises. The Lessee shall be solely responsible for any violations issued by any municipality or governmental agency. If Lessor is forced to pay for any violations due to Lessee's failure to resolve the violation, Lessee shall indemnify Lessor for any expenses Lessor had to incur.

4. **That Lessee shall not use the interior and/or exterior portion of the demised premises so as to cause any noise, noxious odors, accumulation of waste and garbage, vibrations, damage or a hazard or element of waste to Lessor's property, or any other disturbance or nuisance whatsoever which may create undue annoyance or hardship to another tenant of the Lessor, or to the Lessor. The Lessee shall not make any change to the exterior and/or interior portion of the building without the express written consent of the Lessor, and particularly**

Lessee [initials] Lessor GG

the Lessee will not cause anything to be done which may change the overall exterior appearance of the building. The Lessee shall not cause the access street or drives to be blocked so as to cause any disruption of traffic by reason of parking, loading, deliveries etc.

5. That the Lessor or Lessor's agent may, at any reasonable time, with notice, enter and view said premises for inspections and/or repairs if Lessor should elect to do so. **That in the event Lessee changes the entrance door locks, or changes interior doors to lock types, Lessee shall immediately provide Lessor with a duplicate set of keys in order to gain access for any emergency situation which may occur during Lessee's occupancy. See Section II, Paragraph 3E, COVENANTS OF THE LESSEE.**

6. **HAZARDOUS MATERIALS.** Under no circumstances shall hazardous materials be stored on the premises by Lessee without the approval of DERM or any other connected agencies in accordance with Chapter 24, Metropolitan Miami-Dade County Code. Furthermore, under no circumstances shall any materials other than soap and water be discharged into the catch basin surrounding the building. This stipulation as directed by Miami-Dade County is enforceable by injunctions as well as penalties, and Lessee shall assume all responsibility for all actions of its employees resulting in damage to Lessor's Property. Lessee shall be responsible for any cleanup required due to the neglect from the actions of his employees or himself.

7. It shall be the sole responsibility of the Lessee to inform its employees, customers, visitors, etc. of the contents of this lease as it pertains to **PARKING, LITTERING, INTERIOR MAINTENANCE PERSONNEL, ACTIVITIES, TRASH DISPOSAL, SECURITY OR ANY OTHER PARTICULARS INVOLVED WITH THE LESSOR.**

VI. INSURANCE

1. **DUE TO LESSOR'S INABILITY TO CONTROL THE MULTITUDE OF POSSIBLE MODIFICATIONS TO APPLICABLE INSURANCE POLICIES BASED UPON CHANGES IN PREMIUMS, DEDUCTIBLES OR OTHERWISE AS MAY BE ENCOMPASSED IN INSURANCE REGULATIONS OR OTHERWISE, ACTS OF GOD, OR CIVIL STRIFE, LESSOR THEREFORE RESERVES THE RIGHT TO ADJUST INSURANCE LIMIT INCREASES, TERMS, DEDUCTIBLES AND MODIFICATIONS APPLICABLE TO THE INSURANCE REQUIREMENTS OF THIS LEASE IN ACCORDANCE WITH ANY CHANGES BY THE INSURANCE CARRIER OF THE LESSOR AS EACH SITUATION ARISES.**

2. **THIS PORTION OF THE LEASE, COVERING INSURANCE, SHALL BE PRESENTED TO LESSEE'S INSURANCE CARRIER IN ORDER TO OBTAIN REQUIRED COVERAGE IN ACCORDANCE WITH THE ENCLOSED LEASE REQUIREMENTS AND HAVING NO EXCLUSIONS OR DEDUCTIBLES PERTAINING TO LESSOR'S PROPERTY.** That Lessee, during the full term of this Lease and at its own expense, will carry public liability insurance in the minimum amount of One Million Dollars ($1,000,000.00) (or more coverage if Lessee so chooses) combined single limit of bodily injury and with a minimum of $500,000.00 (or more coverage if Lessee so chooses) coverage for property damage to Lessee's leased interior premises, storefront glass, etc., etc. Said insurance shall fully cover

> **NOTE:**
> **AS ADDITIONAL INSURED AND LOSS PAYEES OF SAID POLICY OF INSURANCE, THIS POLICY ENDORSEMENT SHALL SPECIFICALLY NAME THE LESSOR.**

damage to Lessee's property, accidents or personal injury to visitors, employees, etc. in or on the demised premises, sidewalk in front of Lessee space, parking area, entranceways, and all portions within the demised premises to be occupied by Lessee.

THE LESSEE SHALL DELIVER A COPY OF THE POLICY AND BINDER TO LESSOR ON OR BEFORE COMMENCEMENT DATE OF THIS LEASE OR PRIOR TO LESSEE'S OCCUPYING THE PREMISES AT THE AIRPORT CENTER OF MIAMI-

Lessee [initials] Lessor [initials: OG]

WEST. POLICY SHALL CARRY A NOTIFICATION TO THE LESSOR FOR ANY CANCELLATION BY INSURED 30 DAYS IN ADVANCE. THE POLICY ENDORSEMENT SHALL INCLUDE THAT THE INSURANCE CARRIER HAS NO CLAUSES THAT WOULD WAIVE ANY RIGHTS OF THE NAMED INSURED WHEREBY COVERAGE COULD BE VOIDED. THIS WOULD INCLUDE ANY MODIFICATIONS TO THE POLICY DURING THE POLICY RENEWALS AND DURING THE TERMS OF THE LEASE OR EXTENSIONS. POLICY SHALL BE WRITTEN BY A COMPANY RATED A- (MINUS) OR BETTER.

Lessee [ ] [ ]

NOTE:

LESSEE SHALL NOT BE PERMITTED TO TAKE POSSESSION OF THE LEASED PREMISES UNTIL LESSOR HAS RECEIVED AND ACCEPTED THE LETTER FROM LESSEE'S INSURANCE AGENT AS DESCRIBED IN THIS LEASE, AND A COPY OF THE INSURANCE POLICY, WHETHER A SEPARATE POLICY OR AS PART OF A MORE COMPREHENSIVE POLICY CARRIED BY LESSEE. In case Lessee fails to pay for, or provide for, or renew acceptable insurance coverage and deliver to Lessor said copy of insurance for the occupied premises under a separate policy, or as part of a more comprehensive policy carried by the Lessee, then the premium for this policy attributable thereto may be purchased by Lessor without reservation and the premium charged as additional rent, and become due and payable along with the next installment of rent payment, or Lessee shall, at Lessor's direction, immediately discontinue occupancy of the premises and immediately return the keys without removal of the premises contents, as called for in Section IV, Paragraph 2.

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3. If Lessee does not comply with the insurance terms as herein contained, Lessee waives all rights to possession of the premises and gives full permission and consent to Lessor's immediate entrance to the premises, regardless of the time of day, taking possession of the premises, changing of the premises locks without interference of Lessee. Furthermore, Lessee, due to his failure to provide the required insurance coverage, which places Lessor at risk, waives any and all rights of legal action against Lessor due to this action.

4. **NOTE: LESSEE MUST HAVE REPLACEMENT INSURANCE COVERAGE IN PLACE COVERING THE LEASED PREMISES PRIOR TO CANCELLATION OF ANY PRIOR POLICY ACCEPTED BY THE LESSOR. IF LESSEE CHANGES INSURANCE CARRIERS DURING ANY TERM OF THIS LEASE, THEN LESSOR, PRIOR TO CANCELLATION OF THE PREVIOUS POLICY, MUST RECEIVE FROM THE NEW INSURANCE CARRIER A NEW CURRENT CERTIFICATE OF INSURANCE COVERING THE LEASED PREMISES AND A COPY OF THE NEW POLICY AS REQUIRED UNDER THE TERMS OF THIS LEASE. AT NO TIME SHALL LESSEE OCCUPY SPACE AT THE AIRPORT CENTER-WEST WITHOUT HAVING THE REQUIRED INSURANCE COVERAGE IN PLACE.**

5. **ANY DEVIATION FROM THE REQUIRED INSURANCE COVERAGE BY THE INSURER SHALL NOT RELIEVE THE INSURANCE CARRIER, INSURANCE AGENT, OR TENANT FROM THE HEREIN DESCRIBED REQUIREMENTS, AND LESSEE SHALL BE PERSONALLY RESPONSIBLE FOR ALL PAYMENTS DUE TO PROPERTY DAMAGE THAT MAY BE INCURRED UNDER THE TERMS OF THE LESSOR. LESSEE SHALL FURTHER BE RESPONSIBLE FOR ALL AMOUNTS OF DAMAGES NOT COVERED BY THE DEDUCTIBLE UNDER THE TERMS OF LESSEE'S INSURANCE COVERAGE.**

6. The Lessee will, during the full term of this Lease and any extension thereof, at its own expense, carry for itself replacement value fire and extended coverage insurance for its occupied premises. It shall further be required that the Lessee shall provide its own approved security systems for the within leased premises for Lessee's inventory and/or equipment, and Lessee shall not hold Lessor liable for any losses due to Lessee's failure to provide security of his leasehold premises and or

Lessee [initials] Lessor [GG]

any security that may be required for the exterior portion of the premises where Lessee may have property (personal or company-owned).

7. If the Lessor's hazard insurance is increased because of Lessee's use of premises, any increase directly attributable to Lessee's use shall be passed on to the Lessee. In the event the Lessor's fire, windstorm and extended coverage insurance is increased as a direct or indirect result of the Lessee's business activity, then and in that event, the Lessee shall pay such increases in insurance premiums in total as are charged to the Lessor by the insurance company as a result thereof. Lessor shall provide Lessee with written evidence from the insurance carrier(s) that said increase in hazard insurance is directly attributable to Lessee's use of the demised premises and Lessee agrees to pay to Lessor the premium increase upon demand.

8. In the event standard rates of insurance cannot be obtained by reason of the Lessee's use of demised premises, then and in that event, the Lessee shall forthwith, upon notice, desist from said unacceptable use and/or pay such additional insurance premiums providing insurance is obtainable.

9. Lessee hereby indemnifies and agrees to hold Lessor harmless from any and all claims, actions, demands, liability and expense in connection with the loss of life, personal injury and/or damaged property occurring during the term of this Lease (and its occupancy of the premises), and from any penalty, damage or charge imposed for any violation of any law, restriction or ordinance, occurring during the term of this Lease from or out of any breach of this lease by, or any act or omission of Lessee, its agents, contractors, employees, servants, sublessees or concessionaires, except for those arising out of the actions of the Lessor, or any act or omission of Lessor, its agents, contractors, or employees. In the event Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee agrees to protect and hold Lessor harmless and pay all costs and expenses incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all costs and expenses that may be incurred or paid by Lessor in enforcing the Lessor's covenants and agreements in this Lease. Costs and expenses shall, in all cases, including attorney's fees and other expenses incurred by Lessor in enforcing any of the provisions of this Lease or in defending itself against any claim arising hereunder at all tribunal levels.

10. Lessee and/or its agents shall be liable for any damage that they may cause by reason of water or the bursting or leaking of any pipes or wastewater, storm window breakage, fire, malicious damage, abuse, etc., etc., within said premises. The Lessee takes full responsibility for any damage to Lessor's property or Lessee's personal property insured by any insurance policy required by this Lease.

11. It shall be the responsibility of the Lessee to inform Lessor immediately of any damage to Lessee's interior premises and to inform Lessee's insurance carrier of these damages in order to make any and all repairs as soon as possible. If Lessee's damage extends into an adjoining leased premises, Lessee and Lessee's insurance company shall be responsible for all repairs to the adjoining premises. If Lessee and/or Lessee's insurance carrier does not immediately provide repairs to the adjoining tenant space and damage interferes with adjoining tenant's business, Lessor shall proceed to make all necessary repairs, and Lessee and Lessee's insurance carrier shall reimburse Lessor or Lessor's insurance carrier without reservation upon presentation of all bills pertaining to the repairs. Lessee and Lessor, under the terms of their insurance policy, may not waive subrogation against each other's carrier.

12. Lessor shall use its full efforts to keep the premises insured against loss or damage by fire, with full extended coverage endorsement or its equivalent to include direct loss by fire, windstorm, hail, explosions, civil commotion, aircraft, vehicle and smoke, with responsible insurance companies legally authorized to transact business in Florida, in amounts of not less than 85% of the full insurable value of the buildings and the other improvements.

13. See Section I, Paragraph 3E for Lessee's obligation to pay its pro rata share of increases in Lessor's Hazard Insurance premium.

Lessee [initials] Lessor GG

14. **DAMAGE TO PROPERTY.** In the event improvements on the demised premises shall be partially damaged by fire or other casualty but not rendered untenantable, the same shall be repaired with due diligence by the Lessor at Lessor's expense, providing the fire damage was not caused by Lessee's negligence. If the demised premises shall be damaged by fire, acts of God, or other casualty, leaving less than sixty percent (60%) of the leased floor space usable for occupancy, the Lessor shall, within thirty (30) days after said damage, advise the Lessee of its intention to rebuild or repair the premises, and in that event, the rent during the period that the premises are in said condition shall be reduced in direct proportion to that area which is in fact, untenantable. If Lessor elects to rebuild or repair Lessee's premises, the Lessor shall proceed with such repairs or construction and complete same with all reasonable diligence but not later than ninety (90) days from date of notice or by the end of the first working day following the 90th day. The 90-day period may be extended if the 90th day falls on a Saturday, Sunday, legal holiday, or due to weather conditions or acts of God. In the event the Lessor elects not to reconstruct, then and in that event, the Lease shall be deemed terminated, provided that the Lessee removes itself from the premises within thirty (30) days of the date of said election; otherwise, the rents shall become due for the following terms. If said premises are rendered from twenty-five percent to sixty percent untenantable, then and in that event, during the period that the premises are partially untenantable the rent shall be reduced in direct proportion to the area which is, in fact, untenantable.

15. **POWER OUTAGE.** An abatement of rent shall not be allowed to Lessee for any inconvenience as to or interruption of electrical service resulting from loss of electric power as a result of major outages occurring by Florida Power and Light and/or acts of God.

VII. SIGNS

Lessee has erected a sign on the exterior (front) of the Demised Premises. Lessee shall repair, clean or otherwise maintain such signage as may be reasonably required by Lessor, and upon Lessee's failure to so comply Lessor may repair or clean such signage at Lessee's expense and upon demand Lessee shall reimburse Lessor such costs as additional rent hereunder. The location, design and material used for any new sign are subject to the written consent of Lessor, such consent to be obtained prior to the installation. Upon the termination of this Lease, Lessee shall cause such sign letters to be removed by a competent sign company and shall immediately pay to Lessor the cost of repairing any damage to the exterior of the building. The installation of the aforesaid signage is to be done by Lessee as and when so directed by the written authorization of Lessor.

VIII. MISCELLANEOUS CLAUSES

1. That Lessor shall have the right to affix a reasonable sign to the premises three (3) months prior to the termination of this Lease advertising same for rent and the Lessor shall have the right to exhibit the premises during said three (3) months provided that same is during business hours and without disruption to Lessee's normal course of business.

2. **ALL LEGAL NOTICES TO LESSOR, WITHOUT EXCEPTION, SHALL BE SENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED AND POST PAID (FAX, EMAIL, REGULAR MAIL AND HAND DELIVERY NOT ACCEPTABLE), AND MAILED OR DELIVERED TO: AQUA USA PROPERTY MANAGEMENT LLC., 300 71 STREET, SUITE 528, MIAMI BEACH, FLORIDA 33141 AND TO LESSEE TO: MILLENIUM NATURAL HEALTH PRODUCTS, INC., 10575 NW 37TH TERRACE, MIAMI, FL 33178**

THE ADDRESS FOR GIVING NOTICES MAY BE CHANGED BY THE LESSOR OR LESSEE AT THE ADDRESSES SET FORTH HEREIN OR AS MODIFIED BY CERTIFIED OR REGISTERED MAIL ONLY.

3. **VENUE:** In the event any disputes arise as to the herein terms, the parties hereto agree that the laws of the State of Florida shall govern and all lawsuits shall be brought in the Courts of the State of Florida in Miami-Dade County, Florida without jury trial. (Re jury trial, see Sec. IV, Paragraph 1.)

Lessee [initials] Lessor GG

4. If Lessee is a corporation or a partnership, Lessee represents that the person signing this Lease on behalf of such corporation or partnership hereby warrants that he has full authority from such corporation or partnership to sign this Lease and obligate the corporation or partnership hereunder and said person and the corporation or partnership shall unconditionally be jointly and severally liable for all rent and any and all other amounts that may be due and owing to Lessor under the terms of this Lease.

5. **RADON GAS - NOTICE TO LESSEE**
Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit. Pursuant to S404.056(8), Florida Statutes.

6. **NO WAIVER**
The rights of the Lessor hereunder shall be cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights nor constitute a waiver thereof as to any future occasion.

7. **SEVERABILITY**
In the event that any provision of this Lease shall be determined to be invalid or unenforceable, such finding shall not affect the validity of this Lease or any other term, condition or covenant hereof. The captions, paragraph numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraphs of this Lease nor in any way affect this Lease.

8. **HAZARDOUS MATERIALS**
Lessee shall not conduct any activities on, at or with respect to the demised premises which result in the unlawful generation or release of any toxic, hazardous materials or similar substances (as those terms may be defined from the time to time in any federal, state or local law, rule or regulation pertaining to Environmental Protection).

Lessee shall notify Lessor immediately by telephone and in writing of any and all spills or releases of any toxic or hazardous waste materials or similar substances which may occur on or at the demised premises during the subject tenancy and any extension thereof.

Lessee shall personally bear all liability for any claim, injury, loss or damage to any person or persons, to the environment, or to the Lessor's leasehold property as a result of any such toxic, hazardous or injurious substances and Lessee will hold Lessor harmless and indemnify Lessor against any such loss, claim, injury or damage. Furthermore, these provisions are enforceable by injunctions by local and state agencies in addition to any other legal actions and claims which may be available to Lessor hereunder. (See Section V, Paragraph 4.)

Lessee hereby grants Lessor unfettered access to the demised premises for the immediate inspection of the property with regard to any and all circumstances applicable to this provision.

Lessor shall have the unassailable right to refuse to consent to the assignment or subletting of this lease by Lessee to another party in the event the proposed assignee's or sublessee's intended use of the premises includes the generation, storage, use, treatment or disposal of any toxic or hazardous substances. (See Sec. V, Paragraphs 3 & 4.)

Lessee shall remain personally responsible for any cleanup required as a result of any violation of this article as well as all fines imposed by any federal, state or local regulatory agency as a result of any such violation.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals on the day and year first above written.

WITNESSES (2 REQUIRED):

____

____

As to LESSOR

LESSOR: AQUA USA PROPERTY MANAGEMENT LLC

By: _______________________

Print name: ALEXANDRA GARAVITO

Title: Manager

WITNESSES (2 REQUIRED):

____

Leanne Nason

As to LESSEE

LESSEE: MILLENIUM NATURAL HEALTH PRODUCTS, INC.,

By: _______________________

Print name: ADA L. DE QUESADA

Title: President

[CORPORATE SEAL]

GUARANTY

I (We) the undersigned, to induce Lessor's execution of this agreement, do hereby irrevocably and unconditionally personally guarantee to the Lessor, the prompt payment of all amounts due under this Lease and performance of each and every term, covenant, and condition contained therein and agree to indemnify and save harmless Lessor from and against all reasonable costs, expenses and attorney's fees as well as damages of whatsoever nature incurred, including, but not limited to, reasonable attorney's fees and costs as well as such fees and costs in any pretrial, trial, post-trial, appeal and bankruptcy proceedings. . This is a guaranty of payment and performance, and not of collection, and Lessor shall not be obligated to enforce or exhaust its remedies against Lessee before proceeding to enforce this Guaranty. The Guarantors expressly agree that the validity of this Guaranty and the obligations of the Guarantors hereunder shall be terminated upon the replacement of an approved personal guarantor. The Guarantors further agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any, renewal, modification, assignments, subleases, extension or waiver of the Lease unless terminated by the Lessor. The Lessor and the Lessee each hereby knowingly, voluntarily and intentionally waive any right that it or they may have to a trial by jury with respect to any litigation or controversy based upon this lease, or arising out of, under or in connection with this lease or any transaction, matter, course of conduct, statements or actions of any party to this lease. Each of the parties acknowledges that this waiver is a material inducement for the parties entering into this lease.

READ, ACKNOWLEDGED AND ACCEPTED

Ada L. de Quesada
Signature of Guarantor
Print Name: ADA L. de QUESADA

10575 NW 37 Terr
Address

DORAL, Fl. 33178
City, State, Zip

11/20/15
Date

____
Signature of Guarantor
Print Name: _______________

____
Address

____
City, State, Zip

Date: _______________

Lessee [initials] Lessor OG